UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 18, 2024

CHEWY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38936	90-1020167
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 West Sunrise Boulevard, Plantation, Florida	33322
(Address of Principal Executive Offices)	(Zip Code)

(786) 320-7111

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	CHWY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Secondary Offering

On September 19, 2024, Chewy, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Buddy Chester Sub LLC (the “Seller”), an entity affiliated with funds advised by BC Partners Advisors LP (“BC Partners”) and Morgan Stanley & Co. LLC (the “Underwriter”), relating to the offer and sale by the Seller of 16,666,667 shares of Class A common stock, par value $0.01 per share, of the Company (the “Class A Common Stock”), at a price to the public of $30.00 per share (the “Offering”). In addition, the Seller granted the Underwriter a 30-day option to purchase up to an additional 2,500,000 shares of Class A Common Stock. The Company did not sell any shares of Class A Common Stock in the Offering and did not receive any proceeds from the sale of the shares offered by the Seller. The Offering closed on September 23, 2024.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company and the Seller have agreed to indemnify the Underwriters against certain liabilities and to contribute to payments the Underwriters may be required to make in the event of any such liabilities.

The foregoing description of the Underwriting Agreement does not purport to be complete and is subject to and is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and the terms of which are incorporated herein by reference.

Kirkland & Ellis LLP has issued an opinion, dated September 23, 2024, regarding certain legal matters with respect to the Offering, a copy of which is filed as Exhibit 5.1 hereto.

Stock Repurchase

On September 18, 2024, the Company entered into an agreement (the “Stock Repurchase Agreement”) with the Seller, to purchase $300 million of shares of Class A Common Stock from the Seller, at a price per share equal to the per share purchase price paid by the underwriter in the Offering specified above (the “Stock Repurchase”). The Stock Repurchase Agreement contains customary representations, warranties and covenants of the parties. The Stock Repurchase closed on September 23, 2024 and in connection therewith the Company repurchased 10,204,081 shares of Class A Common Stock from the Seller. These repurchased shares have been cancelled and retired.

A special committee of the Board of Directors of the Company (the “Board”), consisting solely of independent and disinterested directors not affiliated with BC Partners or the Seller, pursuant to authority delegated to it by the Board, approved the Stock Repurchase. The Board, acting on the recommendation of the special committee, approved the Stock Repurchase without utilizing capacity under the Company’s existing share repurchase program.

The foregoing description of the Stock Repurchase Agreement does not purport to be complete and is subject to and is qualified in its entirety by reference to the Stock Repurchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and the terms of which is incorporated herein by reference. For more information on BC Partners’ relationship to the Company, please refer to the Company’s Definitive Proxy Statement filed on May 24, 2024.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of September 19, 2024, among Chewy, Inc., Buddy Chester Sub LLC, and Morgan Stanley and Co. LLC.

5.1	Opinion of Kirkland & Ellis LLP, relating to the Offering.

10.1	Stock Repurchase Agreement, dated September 18, 2024 by and between Chewy, Inc. and Buddy Chester Sub LLC.

23.1	Consent of Kirkland & Ellis LLP (included in their opinion filed as Exhibit 5.1).

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEWY, INC.

Date: September 23, 2024	By:	/s/ Da-Wai Hu
Da-Wai Hu
General Counsel and Secretary